UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2005

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of the Company decided to fully conform the Company’s employee Deferral Program (the "Program") to the requirements of the American Jobs Creation Act of 2004 ("AJCA"). The Program will be formally amended during 2006 (or such other time provided by the Internal Revenue Service) as provided in the proposed regulations published by the IRS on October 4, 2005 (the "Proposed Regulations"). Fully conforming the Program to the AJCA will result in less flexibility for participants as compared to prior law. The preamble to the Proposed Regulations provides that in 2005 a deferred compensation plan may be amended to permit a participant to cancel any prior deferral elections with regard to amounts subject to the AJCA. Amounts associated with the cancelled elections must be paid and taxed in 2005. Consequently, the Committee has amended the Program to provide all participants an opportunity to cancel some or all of their prior deferral elections and receive the amounts which have previously been deferred pursuant to such prior deferral elections by the end of 2005.

The foregoing summary of the amendment is qualified in its entirety by reference to the text of the amendment and restatement, a copy of which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Merck & Co., Inc. Deferral Program (Amended and Restated as of November 1, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

October 28, 2005	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Merck & Co., Inc. Deferral Program (Amended and Restated as of November 1, 2005)